UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 14, 2012 (June 13, 2013)

LAREDO PETROLEUM HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35380	45-3007926
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 W. Sixth Street, Suite 1800, Tulsa, Oklahoma	74,119
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (918) 513-4570

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 13, 2013, Laredo Petroleum Holdings, Inc. (the “Company”) announced that its Board of Directors (the “Board”) has appointed Jay P. Still to become President and Chief Operating Officer, effective July 8, 2013. The Board also appointed Mr. Still to become a member of the Board, effective July 8, 2013, and hold office until the next annual meeting of stockholders or until his successor has been duly elected and qualified. Jerry R. Schuyler will continue with the Company in an advisory capacity until his retirement in July 2014, but will resign as an officer and director of the Company effective as of July 8, 2013.
Mr. Still, 51, was most recently Executive Vice President, Domestic Operations at Pioneer Natural Resources Company (“Pioneer”), a position he held since November 2007. Mr. Still has nearly 30 years of experience in the upstream sector of the oil and natural gas industry, with the last 18 years being with Pioneer. He holds a Bachelor of Science degree in Mechanical Engineering from Texas A&M University and a Masters in Business Administration from Loyola University.
Mr. Still will receive a base salary of $500,000 per year, pro rata for 2013, and participate in benefit plans at levels consistent with his position and scope of responsibility. Mr. Still is eligible to participate in the Company's incentive plans, including its 2011 Omnibus Equity Incentive Plan (the “Plan”). In connection with his new position, the Board granted Mr. Still shares of the Company's restricted stock with a value of $2 million pursuant to the Plan, which will vest ratably over the next three years. The number of shares granted will be based on the 10-day average closing stock price immediately prior to Mr. Still's start date. The Board also approved a supplemental change-of-control arrangement for Mr. Still for the potential grant of $4 million in shares of common stock pursuant to the Plan only in the event there is a change of control within 24 months after Mr. Still's hire date. If a change of control does not occur, the number of shares of stock covered by the supplemental arrangement will be reduced by one-half on July 8, 2014, and the supplemental agreement will lapse on July 8, 2015. As an employee of the Company, Mr. Still will not receive any additional compensation for serving on the Board.
Item 7.01. Regulation FD Disclosure.
On June 13, 2013, the Company issued a press release regarding Mr. Still's hiring and Mr. Schuyler's planned retirement. The press release issued by the Company is attached as Exhibit 99.1.
In accordance with General Instruction B.2 of Form 8-K, the information in this Item shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated June 13, 2013 announcing the appointment of Jay P. Still as President and Chief Operating Officer and Jerry R. Schuyler's planned retirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAREDO PETROLEUM HOLDINGS, INC.

Date: June 14, 2013	By:	/s/ Kenneth E. Dornblaser
Kenneth E. Dornblaser
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated June 13, 2013 announcing the appointment of Jay P. Still as President and Chief Operating Officer and Jerry R. Schuyler's planned retirement.